THE GROWTH FUND OF AMERICA, INC.

                             ARTICLES SUPPLEMENTARY
                           INCREASING AUTHORIZED STOCK
                      AS AUTHORIZED BY SECTION 2-105(c) OF
                      THE MARYLAND GENERAL CORPORATION LAW

     The  Growth   Fund  of  America,   Inc.,   a  Maryland   corporation   (the
"Corporation") having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  In  accordance  with  Section  2-105(c)  of  the  Maryland  General
Corporation Law, the Board of Directors has increased the authorized Capital Stock of the corporation to 5,500,000,000 shares of Common Stock (par value $0.001 per share).

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     THIRD: (a) As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 3,500,000,000 shares of Common Stock (par value $0.001 per share).

     (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 5,500,000,000 shares of Common Stock (par value $0.001 per share).

     (c) The aggregate par value of all shares having a par value is $3,500,000 before the increase and $5,500,000 as increased.

     IN WITNESS WHEREOF, The Growth Fund of America, Inc., has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 18th day of March, 2004.

ATTEST:                                         THE GROWTH FUND OF AMERICA, INC.


By       /s/ Patrick F. Quan                          By /s/ James F. Rothenberg
         -------------------                             -----------------------
         Patrick F. Quan                                     James F. Rothenberg
         Secretary                                         Chairman of the Board

     THE UNDERSIGNED, Chairman of the Board of The Growth Fund of America, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under penalty of perjury.


Dated    March 18, 2004                              By /s/ James F.  Rothenberg
         --------------                                 ------------------------
                                                             James F. Rothenberg
                                                           Chairman of the Board


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